Exhibit 99.(j)(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the “Financial Highlights” in the Prospectus and to the incorporation by reference of our report dated December 19, 2007, on the financial statements and financial highlights of AIG Series Trust as of and for the year ended October 31, 2007 in the Post-Effective Amendment Number 15 to the Registration Statement (Form N-1A No. 333-111662/811-21482).

ERNST & YOUNG LLP

Houston, Texas

February 25, 2009